SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2006

VIISAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-21559	04-3320515

(Commission file number)	(I.R.S. employer identification no.)

296 Concord Road, Billerica, Massachusetts 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 932-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As disclosed in the Form 8-K filed on February 6, 2006 by Viisage Technology, Inc. (“Viisage”), Viisage and VS Able Acquisition Corp., a wholly-owned subsidiary of Viisage (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SecuriMetrics, Inc. (“SecuriMetrics”) on February 5, 2006. The Merger Agreement provided for the acquisition by Viisage of all of the outstanding capital stock of SecuriMetrics, by way of the merger (the “Merger”) of Merger Sub with and into SecuriMetrics, upon the satisfaction or waiver of certain closing conditions.

On February 17, 2006, the Merger was consummated, whereupon SecuriMetrics became a wholly owned subsidiary of Viisage.

Pursuant to the Merger Agreement, Viisage paid $28 million in cash for SecuriMetrics. The Merger Agreement provides the holders of SecuriMetrics common shares, or options for such common shares, with the opportunity to earn up to an additional $13 million in consideration if key performance thresholds are achieved and certain contingencies are resolved, of which $11.5 million would be paid in shares of Viisage common stock at a fixed price of $17.69 per share.

An additional $2 million in cash has been placed in escrow for 18 months. The escrow fund will be available to compensate Viisage for any losses it may incur as a result of any breach of the representations or warranties of SecuriMetrics contained in the Merger Agreement, and certain liabilities arising out of the ownership or operation of SecuriMetrics prior to the closing of the Merger. The escrow fund also will be used to fund certain post-closing litigation-related obligations retained by the sellers.

The initial cash portion of the purchase price has been funded from the initial $100 million investment that L-1 Investment Partners made in Viisage in 2005.

In connection with the consummation of the Merger, on February 17, 2006, Viisage entered into a certain registration rights agreement (the “Registration Rights Agreement”) with certain of the holders of SecuriMetrics common shares, or options for such common shares, pursuant to which such holders shall have certain registration rights in the event that they receive shares of Viisage common stock pursuant to the Merger Agreement. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

On February 21, 2006, Viisage issued a press release announcing the closing of the SecuriMetrics acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures in Item 2.01 are incorporated in this Item 3.02 by reference.

The shares of Viisage common stock that may be issuable to holders of SecuriMetrics common shares, or options for such common shares, pursuant to the Merger Agreement will be

2

exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to one or more exemptions therefrom, including Rule 506 and Rule 701 under the Securities Act. In addition, there may be other exemptions from registration available.

These shares of Viisage common stock have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements. Viisage may be required to register these shares under the Securities Act pursuant to the terms of the Merger Agreement and the registration rights agreement contemplated thereby.

Item 7.01.	Regulation FD Disclosure.

On February 21, 2006, Viisage issued a press release announcing the closing of the SecuriMetrics acquisition, as described in Item 2.01 above. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a) of Form 8-K, the financial statements of SecuriMetrics required pursuant to Regulation S-X are filed as Exhibit 99.2 with this Form 8-K.

(b)	Pro Forma Financial Information.

In accordance with Item 9.01(b) of Form 8-K, the pro forma financial information related to SecuriMetrics that is required pursuant to Regulation S-X is filed as Exhibit 99.3 with this Form 8-K.

(d)	Exhibits.

Exhibit No.	Description
4.1	Registration Rights Agreement dated February 17, 2006

23.1	Consent of RINA Accounting Corporation, Independent Public Accounting Firm, with respect to SecuriMetrics, Inc.

99.1	Press release issued February 21, 2006

99.2	Historical Consolidated Financial Statements of SecuriMetrics, Inc.

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIISAGE TECHNOLOGY, INC.

Date: February 24, 2006	By:	/S/ BRADLEY T. MILLER
Bradley T. Miller Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Registration Rights Agreement dated February 17, 2006

23.1	Consent of RINA Accounting Corporation, Independent Public Accounting Firm, with respect to SecuriMetrics, Inc.

99.1	Press release issued February 21, 2006

99.2	Historical Consolidated Financial Statements of SecuriMetrics, Inc.

99.3	Unaudited Pro Forma Condensed Consolidated Financial Statements